EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Chattem, Inc. Registration Statements on Form S-8 (Nos.333-125149, 33-35386, 33-78524, 33-78522, 333-104888, 333-39558, 333-79809, 33-55640 and 33-61267), Form S-3 (No. 333-69397) and Form S-4 (No. 333-113808) of our report dated January 31, 2005, except for the section “Inventories” included in Note 2 as to which the date is February 17, 2006, with respect to the 2004 and 2003 consolidated financial statements of Chattem, Inc., included in the Annual Report (Form 10-K) of Chattem, Inc. for the year ended November 30, 2005.

Our audits also included financial statement Schedule II of Chattem, Inc. listed in Item 15 as of November 30, 2004 and 2003 and for each of the two fiscal years in the period ended November 30, 2004. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Chattanooga, Tennessee
February 17, 2006